UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2019

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent applicable, the disclosures in Item 7.01 below are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 19, 2019, Neiman Marcus Group LTD LLC (the “Company”) agreed with requisite consenting holders of the Company’s term loans (the “Term Loans”) under its term loan credit facility and requisite consenting holders of the Company’s unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 and unsecured 8.000% Senior Cash Pay Notes due 2021 (collectively, the “Unsecured Notes”), to amend the deadline for launch of an exchange offer related to the Unsecured Notes in section 12.01(l) of the Transaction Support Agreement, by and among the Company, certain of its affiliates and holders of Term Loans and Unsecured Notes, dated March 25, 2019 and as amended on April 10, 2019 (the “TSA”), from April 22, 2019 to April 29, 2019. The Company Parties to the TSA have amended the date in section 12.02(e) accordingly.  Except as described in this current report, all other terms of the TSA remain unchanged.

The TSA was filed as Exhibit 10.1 to the Form 8-K filed by the Company on March 25, 2019. The Form 8-K filed by the Company on March 25, 2019, and the press release included as Exhibit 99.1 thereto contain additional information with respect to the TSA and the transactions contemplated thereunder.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such a filing.

The Company has included statements in this current report that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this current report for reasons, among others, including  (i) the participation by noteholders in the Exchange Offer, (ii) the ability to satisfy the closing conditions to such transactions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, (v) the impact of publicity surrounding negotiations related to the TSA and related matters, and (vi) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: April 19, 2019	By:	/s/ Tracy M. Preston

	Name:	Tracy M. Preston

	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary